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                                                                     EXHIBIT 5



                        [WILLKIE FARR & GALLAGHER LETTERHEAD]



November 10, 1997


PKS Holdings, Inc.
1000 Kiewit Plaza
Omaha, Nebraska 68131

Peter Kiewit Sons', Inc.
1000 Kiewit Plaza
Omaha, Nebraska 68131

Ladies and Gentlemen:

We have acted as counsel to PKS Holdings, Inc. ("PKS Holdings") and Peter Kiewit Sons', Inc. ("PKS"), each a corporation organized under the laws of the State of Delaware, in connection with the preparation of a joint Registration Statement on Form S-4 of PKS Holdings and PKS (Registration No. 333-34627) (as amended, the "Registration Statement") relating to (i) the proposed distribution by PKS as a dividend (the "Class R Stock Distribution") of eight-tenths of one share of Class R Convertible Common Stock, par value $.01 per share ("Class R Stock"), of PKS with respect to each outstanding share of Class C Construction & Mining Group Restricted Redeemable Convertible Exchangeable Common Stock, par value $.0625 ("Class C Stock"), of PKS and (ii) the proposed mandatory exchange (the "Share Exchange") of one outstanding share of Common Stock, par value $.01 per share ("PKS Holdings Stock"), of PKS Holdings held by PKS for each outstanding share of Class C Stock.

We have examined copies of the Certificate of Incorporation (the "PKS Holdings Certificate") and By-laws of PKS Holdings, the Restated Certificate of Incorporation (the "PKS Certificate") and By-laws of PKS, the Registration Statement and the Proxy Statement/Joint Prospectus included therein (the "Proxy Statement/Joint Prospectus") and resolutions adopted by the Board of Directors of each of PKS Holdings and PKS. We have also examined such other records, documents, papers, statutes and authorities as we have deemed necessary to form a basis for the opinion hereinafter expressed.

In our examination, we have assumed the genuineness of all signatures and the conformity to original documents of all

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Peter Kiewit Sons', Inc.
November 10, 1997
Page 2

copies submitted to us. As to various questions of fact material to our opinion, we have relied on statements and certificates of officers and representatives of each of PKS Holdings and PKS, and public officials. As to matters governed by the laws of the State of Delaware, we have relied upon the opinion of Morris, Nichols, Arsht & Tunnell attached to this opinion.

Based on the foregoing and subject to the other qualifications stated herein, we are of the opinion that:

1. Each of PKS Holdings and PKS has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware.

2. The shares of Class R Stock (the "Class R Shares") to be distributed as a dividend by PKS to holders of Class C Stock pursuant to the Class R Stock Distribution as described in the Proxy Statement/Joint Prospectus will be, upon such distribution, duly authorized, validly issued, fully paid and nonassessable.

3. The shares of Class D Stock issuable upon conversion of shares of Class R Stock, if and when issued by PKS upon conversion of such shares of Class R Stock in accordance with the terms thereof, will be duly authorized, validly issued, fully paid and nonassessable.

4. The shares of PKS Holdings Stock (the "PKS Holdings Shares") held by PKS which will be exchanged for Class C Stock in the Share Exchange in accordance with the terms of the PKS Certificate and as described in the Proxy Statement/Joint Prospectus will be, upon such exchange, duly authorized, validly issued, fully paid and nonassessable.

    The opinions expressed herein are subject to the following assumptions that: (a) the amendment to the PKS Certificate to, among other things, create the Class R Stock as set forth in Appendix E-I to the Proxy Statement/Joint Prospectus will be duly approved by the directors and stockholders of PKS and will become effective prior to the Class R Stock Distribution and the Share Exchange; (b) the Class R Stock Distribution will be effected, prior to the Share Exchange, by a duly declared and paid dividend of eight-tenths of one share of Class R

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Peter Kiewit Sons', Inc.
November 10, 1997
Page 3

Stock for each outstanding share of Class C Stock; (c) the amendment and restatement of the PKS Holdings Certificate as set forth in Appendix D to the Proxy Statement/Joint Prospectus will be duly approved by the directors and stockholders of PKS Holdings and will become effective prior to the Share Exchange; (d) prior to the Share Exchange, PKS will have transferred to PKS Holdings all the issued and outstanding stock of Kiewit Construction Group Inc.; (e) the Share Exchange has been effected by PKS in accordance with the provisions of the PKS Certificate; (f) PKS will have available a sufficient number of authorized and unissued shares of Class R Stock to effect the Class R Stock Distribution and of Class D Stock for issuance upon the conversion of any shares of Class R Stock pursuant to the terms thereof, and will hold a sufficient number of duly authorized, validly issued, fully paid and nonassessable PKS Holdings Shares to effect the Share Exchange; (g) PKS will have sufficient surplus, as that term is used in Section 154 of the Delaware General Corporation Law (the "DGCL"), to declare and pay the dividend pursuant to the Class R Stock Distribution and to effect the Share Exchange;
(h) shares of Class D Stock, Non-Redeemable Series of PKS will be outstanding and subject to the voting agreement with respect thereto as described in the Proxy Statement/Joint Prospectus at the time of the Class R Stock Distribution, the Share Exchange and any redemption of shares of PKS subsequent to either event, and shares of Common Stock, Non-Redeemable Series of PKS Holdings will be outstanding and subject to the voting agreement with respect thereto as described in the Proxy Statement/Joint Prospectus at the time of the Share Exchange and any redemption of shares of PKS Holdings; (i) upon the issuance of shares of Class R Stock pursuant to the Class R Stock Distribution, Class C Stock pursuant to the Share Exchange and Class D Stock upon conversion of Class R Stock, stock certificates in proper form or, in the case of uncertificated shares, written notice containing the information required by Section 151(f) of the DGCL, will be distributed to the holders entitled thereto; and (j) the restrictions on transfer and ownership imposed on the Class R Stock and the PKS Holdings Stock by the terms thereof are reasonable in relation to a valid corporate purpose.

   We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to us in the Proxy
Statement/Joint Prospectus.

Very truly yours,


/s/ Willkie Farr & Gallagher


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                [Letterhead of Morris, Nichols, Arsht & Tunnell]


                                          November 10, 1997

Willkie Farr & Gallagher
One Citicorp Center
153 East 53rd Street
New York, New York 10022

Ladies and Gentlemen:

    You have requested our opinion as to certain matters of Delaware law in connection with the registration under the Securities Act of 1933, as amended, of shares of (i) Class R Convertible Common Stock, par value $.01 per share (the "Class R Stock"), of Peter Kiewit Sons', Inc., a Delaware corporation ("PKS"), to be distributed by PKS as a dividend (the "Class R Stock Distribution") of eight-tenths of one share of Class R Stock with respect to each outstanding share of Class C Construction & Mining Group Restricted Redeemable Convertible Exchangeable Common Stock, par value $.0625 per share (the "Class C Stock"), of PKS; (ii) Class D Diversified Group Convertible Exchangeable Common Stock, par value $.0625 per share (the "Class D Stock"), of PKS issuable upon conversion of the Class R Stock pursuant to the terms thereof; and (iii) Common Stock, par value $.01 per share (the "Common Stock"), of PKS Holdings, Inc., a Delaware corporation and wholly-owned subsidiary of PKS ("Holdings"), issuable pursuant to the proposed mandatory exchange (the "Share Exchange") of one outstanding share of Common Stock held by PKS for each outstanding share of Class C Stock.

    In connection with your request for our opinion, you have provided to us and we have reviewed copies of (i) the present Restated Certificate of Incorporation of PKS (the "PKS Certificate") and By-laws of PKS; (ii) the joint Registration Statement on Form S-4 of PKS Holdings and PKS (Registration No. 333-34627) (as amended, the "Registration Statement") and the Proxy Statement/Joint Prospectus included therein (the "Proxy Statement/Joint Prospectus"); and (iii) the Form of Certificate of Amendment of the PKS Certificate (the "Amendment") and the Form of Restated Certificate of Incorporation of Holdings (the "Holdings Restated Certificate"), attached as appendices to the Registration Statement. We have also obtained from the Secretary of State of the State of Delaware a certificate of good standing dated November 6, 1997 relating to each of PKS and Holdings and a copy of the original certificate of incorporation of each of PKS and Holdings. We have not reviewed any other documents of or relating to PKS or Holdings in connection with your request, and we have assumed that nothing contained in any such document is contrary to or inconsistent with the opinions expressed herein. We have also assumed the conformity to original documents of all documents submitted to us as copies and the conformity to final documents of all documents submitted to us as drafts.

    We have further assumed that: (a) the Amendment will be duly approved by the directors and stockholders of PKS and will become effective prior to the Class R Stock Distribution and the Share Exchange; (b) the Class R Stock Distribution will be effected, prior to the Share Exchange, by a duly declared and paid dividend of eight-tenths of one share of Class R Stock for each outstanding share of Class C Stock; (c) the Holdings Restated Certificate will be duly approved by the directors and stockholders of Holdings and will become effective prior to the Share Exchange; (d) the Share Exchange


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will be effected by PKS in accordance with the provisions of the PKS
Certificate; (e) PKS will have available a sufficient number of authorized and unissued shares of Class R Stock to effect the Class R Stock Distribution and of Class D Stock for issuance upon the conversion of any shares of Class R Stock pursuant to the terms thereof, and will hold a sufficient number of duly authorized, validly issued, fully paid and nonassessable shares of Common Stock to effect the Share Exchange; (f) PKS will have sufficient surplus, as that term is used in Section 154 of the Delaware General Corporation Law (the "DGCL"), to declare and pay the dividend pursuant to the Class R Stock Distribution and to effect the Share Exchange; (g) shares of Class D Stock, Non-Redeemable Series of PKS will be outstanding and subject to the voting agreement with respect thereto as described in the Proxy Statement/Joint Prospectus at the time of the Class R Stock Distribution, the Share Exchange and any redemption of shares of PKS subsequent to either event, and shares of Common Stock, Non-Redeemable Series of Holdings will be outstanding and subject to the voting agreement with respect thereto as described in the Proxy Statement/Joint Prospectus at the time of the Share Exchange and any redemption of shares of Holdings; (h) upon the issuance of shares of Class R Stock pursuant to the Class R Stock Distribution, Common Stock pursuant to the Share Exchange and Class D Stock upon conversion of Class R Stock, stock certificates in proper form or, in the case of uncertificated shares, written notice containing the information required by
Section 151(f) of the DGCL, will be distributed to the holders entitled thereto; and (i) the restrictions on transfer and ownership imposed on the Class R Stock and the Common Stock by the terms thereof are reasonable in relation to a valid corporate purpose.

    Based upon and subject to the foregoing, and limited in all respects to matters of Delaware law, it is our opinion that:

        1. Each of PKS Holdings and PKS has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware.

        2. The shares of Class R Stock to be distributed as a dividend by PKS to holders of Class C Stock pursuant to the Class R Stock Distribution as described in the Proxy Statement/Joint Prospectus will be, upon such distribution, duly authorized, validly issued, fully paid and nonassessable.

        3. The shares of Class D Stock issuable upon conversion of shares of Class R Stock, if and when issued by PKS upon conversion of such shares of Class R Stock in accordance with the terms thereof, will be duly authorized, validly issued, fully paid and nonassessable.

        4. The shares of PKS Holdings Stock held by PKS which will be exchanged for Class C Stock in the Share Exchange in accordance with the terms of the PKS Certificate and as described in the Proxy Statement/Joint Prospectus will be, upon such exchange, duly authorized, validly issued, fully paid and nonassessable.

    We hereby consent to the filing of this opinion with the opinion of Willkie Farr & Gallagher as an exhibit to the Registration Statement and to the reference to us in the Proxy Statement/Joint Prospectus.

                                          Very truly yours,

                                          /s/ Morris, Nichols, Arsht & Tunnell

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